                                                                     Exhibit 11


                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
    FOR THE QUARTERS AND SIX-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                        Three Months Ended               Six Months Ended
                                           September 30,                   September 30,
                                        ------------------               -----------------
Primary:                               1996            1995             1996           1995
-------                                ----            ----             ----           ----
Weighted average shares
   outstanding                        2,339,817      2,405,298       2,343,680       2,390,258

Net effect of dilutive stock
   options based on the treasury
   stock method using the
   ending market price                   71,210         94,384          73,039          82,787
                                     ----------     ----------      ----------      ----------

Total                                 2,411,027      2,499,682       2,416,719       2,473,045
                                     ==========     ==========      ==========      ==========

Net earnings                         $  849,559     $ (231,161)     $1,642,306      $  482,954
                                     ==========     ==========      ==========      ==========

Earnings per common and
   common equivalent share                $0.35         $(0.09)          $0.68           $0.20
                                     ==========     ==========      ==========      ==========

Fully Diluted:
-------------

Weighted average shares
   outstanding                        2,339,817      2,405,298       2,343,680       2,390,258

Net effect of dilutive stock
   options based on the treasury
   stock method using the
   ending market price                   89,251        112,045          89,394         110,928
                                     ----------     ----------      ----------     -----------

Total                                 2,429,068      2,517,343       2,433,074       2,501,186
                                     ==========     ==========      ==========      ==========

Net earnings                         $  849,559     $ (231,161)     $1,642,306      $  482,954
                                     ==========     ==========      ==========      ==========

Earnings per common and
   common equivalent share                $0.35         $(0.09)          $0.68           $0.20
                                     ==========     ==========      ==========      ==========